Exhibit 99.1

NEWS FROM:	For Immediate Release

KAYDON CORPORATION	GLOBAL ENGINEERED SOLUTIONS

Contact:	Brian P. Campbell
President and Chief Executive Officer
(734) 747-7025 ext. 129
KAYDON CORPORATION ANNOUNCES PLAN
FOR LEADERSHIP TRANSITION
Ann Arbor, Michigan, February 27, 2007
     Kaydon Corporation (NYSE:KDN) announced today, as part of a leadership transition, that Brian P. Campbell plans to retire as Kaydon’s Chairman, President and Chief Executive Officer on May 1, 2007, and will not stand for re-election as a Director at the Company’s May 17, 2007 Annual Shareholders meeting. The Board of Directors expects to complete the CEO search by March 31.
     “The Kaydon Team is extremely proud of all that we’ve accomplished as an organization since September, 1998,” Mr. Campbell commented. “Through the tremendous effort and dedication of everyone at Kaydon, we instilled a new bottom up, high-level performance-oriented culture, substantially leveraged our competitive strengths to obtain further ‘share of customer’ and ‘share of market’ positions, and made enormous strides in information and manufacturing technologies.”
     “By continuous leveraging of these strategic strengths, we firmly believe that Kaydon has the essential elements in place to continue to produce attractive long-term returns for our shareholders — well-defined, focused operating and financial strategies, above-average cash flow, a proven management team, and leadership proprietary product positions in attractive long-term growth markets.”
     “Despite my decision to retire from Kaydon, I am dedicated to ensuring that this transition is executed as flawlessly as possible. With my departure from the Company in mind, I have worked extensively with the Board to develop a sensible strategy to transition the executive leadership. I look forward to continuing to work with the Board to ensure that we bring on the right executive who has the vision and skills to lead this performance-oriented organization in its next stage of growth and shareholder performance.”

     David A. Brandon, Kaydon’s Lead Director, added, “Under Brian Campbell’s leadership, Kaydon has established a solid track record and well-deserved credibility with the investment community. Brian’s strong leadership skills, his passion for operational excellence, and his tireless efforts have created significant value for Kaydon’s shareholders through various market cycles over many years. We are extremely grateful for all Brian has done to build and grow this special Company. And, we have appreciated Brian’s active involvement in the creation of this well-planned and orderly succession process. The Board of Directors is committed to bringing on a successor who will continue the tradition of excellence Brian Campbell has instilled at Kaydon and aggressively pursue the many exciting opportunities that lie ahead for the Company.”
About Kaydon
     Kaydon Corporation is a leading designer and manufacturer of custom-engineered, performance-critical products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, alternative-energy, and aftermarket customers.
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     This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “potential,” “projects,” “approximately,” “looking forward to” and other similar expressions, including statements regarding pending litigation, general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectation about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it does not guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.